AGENCY AGREEMENT

THIS AGREEMENT effective as of the 10th day of April, 2006 although executed thereafter.

BETWEEN:

SOLAR ENERTECH CORP., a company having an office at 1600 Adams Drive, Menlo Park, California, USA, 94025 (the “Company”)

AND:

INFOTECH (SHANGHAI) SOLAR TECHNOLOGIES LTD., a company having an office at 360 South Pudong Road, 20th Floor, Shanghai, China (the “Agent”)

A.	The Company wished to immediately engage in business in China beginning in April of 2006;

B.

The Company, because of delays which would have been associated with incorporating a subsidiary, new corporation or business entity in China and obtaining a business license therein, decided to use the Agent, a company which had been incorporated in China, as its Agent to do business in China;

C.

In contemplation of this, the Company has advanced funds to the Agent and the Agent has held, or holds, or has expended the funds on the Company’s behalf, in furtherance of the Company’s business purpose of building a solar technology related business in China;

D.	The Company has been advised by legal counsel that the agency relationship between the Agent and the Company should be in writing.

THE PARTIES HAVE ENTERED INTO THIS AGREEMENT AND THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements hereinafter contained, the parties agree as follows:

ARTICLE 1
APPOINTMENT AND AUTHORITY OF AGENT

1.01 APPOINTMENT OF AGENT

The Company hereby appoints InfoTech (Shanghai) New EnerTech, Ltd. as its Agent to perform certain services, including securing factory space, employees, inventory, equipment and other goods or services, for the benefit of the Company and the Agent hereby accepts such appointment and authority on the terms and conditions herein set forth.

1.02 AUTHORITY OF AGENT

The Agent shall have no right or authority, express or implied, to commit or otherwise obligate the Company in any material manner whatsoever except to the extent specifically provided herein or specifically authorized by the Company.

1.03 AGENT’S WARRANTIES

The Agent represents and warrants that it will act only as directed by the Board of Directors of the Company or the Company’s President, Leo Young (the “President”) and that any services will be performed in a competent and efficient manner.

ARTICLE 2
AGENT’S AGREEMENTS

2.01 The Agent will undertake all activities which will further and enhance the business and affairs of the Company as it is directed by the Board of Directors of the Company or the President. For purposes of this Agreement, “Company” means the Company and all of its subsidiaries and affiliates. The Agent acknowledges that the Company initially has limited personnel and resources, and that the Agent will be requested to undertake activities which will be outside the general nature of work ordinarily performed by the Agent of a corporation operating in a foreign country.

The Agent, at the expense of and on behalf of the Company, shall:

(a)	make and implement or cause to be implemented all lawful decisions of the Board of Directors of the Company (the “Board”) in accordance with and as limited by this Agreement; and

(b)	at all times be subject to the direction of the Board and shall keep the Board informed as to all material matters concerning the Agent’s activities.

2.02 AGENT’S COMPENSATION

The Agent acknowledges that, while it will be compensated for any and all expenses incurred on behalf of the Company and that the Company will pay all debts it incurs to the Agent and will advance such funds as the Agent may require in acting as the Company’s Agent in developing the Company’s solar business in China, the Agent WILL NOT be compensated in any way for acting as the Agent of the Company.

The Agent further acknowledges that its appointment as Agent is effected for the purpose of expediency and to allow the Company to immediately do business in China rather than wait to incorporate and obtain a business license and / or registration for another company.

2.03 ACTIVITIES

In carrying out its obligations under this Agreement, the Agent shall provide to the Company, when the Company requires it, any and all financial and other records necessary for the Company to complete audits of its financial affairs or for the Company to assess the progress of its business in China or the status thereof.

2.03 AUTHORITY OF AGENT

The Company hereby authorizes the Agent, subject to the other provisions of this Agreement, to do all acts and things as the Agent may in its discretion deem necessary or desirable to enable the Agent to carry out its duties hereunder, and hereby grants the Agent the inherent authority to undertake all such activities as a business Agent would reasonably have.

2.04 LIMITATION OF AGENT’S OBLIGATIONS

Notwithstanding anything in this Agreement, the Agent shall not be required to expend its own money or to incur any liabilities, obligations, costs, dues or debts and all money required by the Agent to carry out his duties under this Agreement shall be provided by the Company to the Agent forthwith upon the Agent’s request.

ARTICLE 3
COMPANY’S AGREEMENTS

3.01 REIMBURSEMENT OF EXPENSES

The Company shall be obligated to pay or reimburse the Agent for the normal and usual expenses of managing the Company’s affairs as provided herein, including, without any limitation, any other expenses as set out herein. In the event of a dispute between the Agent and the Company regarding the amount set out in any statement of expenses the Company will nevertheless be obligated to pay the amount set out herein to the Agent.

3.03 ACCESS TO COMPANY INFORMATION

The Company shall make available to the Agent such information and data and shall permit the Agent and its agents to have access to such documents or premises as are reasonably necessary to enable it to perform the services provided for under this Agreement.

3.04 INDEMNITY BY COMPANY

The Company agrees to indemnify, defend and hold harmless the Agent, from and against any and all claims, demands, losses, actions, lawsuits and other proceedings, judgements and awards, and costs and expenses (including reasonable legal fees), arising directly, in whole or in part, out of any matter related to any action taken by the Agent within the scope of its duties or authority hereunder, excluding only such of the foregoing as arise from the fraudulent, negligent, or wilful act or omission of the Agent, and the provisions hereof shall survive termination of this Agreement.

ARTICLE 4
DURATION, TERMINATION AND DEFAULT

4.01 EFFECTIVE DATE

This Agreement shall become effective as of April 10, 2006 although later executed and shall remain in force, subject to the earlier termination as provided herein, for a period of two years. Thereafter this Agreement will continue on a monthly basis until terminated. This Agreement replaces and supersedes any oral agreement regarding the Agent’s appointment.

4.02 TERMINATION

This Agreement may be terminated by the Company at anytime.

4.03 DUTIES UPON TERMINATION

Upon termination of this Agreement for any reason, the Agent shall promptly deliver the following in accordance with the directions of the Company:

(a)	a final accounting, reflecting the balance of expenses incurred on behalf of the Company as of the date of termination;

(b)

all documents pertaining to the Company or this Agreement, including but not limited to all books of account, financial records, correspondence and contracts provided that the Agent shall be entitled thereafter to inspect, examine and copy all of the documents which it delivers in accordance with this provision at all reasonable times upon three days notice to the Company.

Upon termination, the Company will pay to the Agent any amounts outstanding to the Agent and the Agent will return any funds advanced by the Company to it for future expenses.

ARTICLE 5
MISCELLANEOUS

5.01 WAIVER; CONSENTS

No consent, approval or waiver, express or implied, by either party to or of any breach or default by the other party in the performance by the other party of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other party of the same or any other obligations of such other party or to declare the other party in default, irrespective of how long such failure continues, shall not constitute a general waiver by such party of its rights under this Agreement, and the granting of any consent or approval in any one instance by or on behalf of the Company shall not be construed to waiver or limit the need for such consent in any other or subsequent instance.

5.02 GOVERNING LAW

This Agreement shall be governed by the laws of the State of Nevada and any dispute under the terms of this Agreement shall enure to the courts thereof.

5.03 NO ASSIGNMENT PERMITTED

All of the rights, benefits, duties, liabilities and obligations of the parties hereto shall enure to the benefit of and be binding upon the respective successors of the parties provided that in no circumstances is this Agreement assignable by either party save and except where approved in writing by both parties.

5.04 MODIFICATION OF AGREEMENT

This Agreement constitutes the entire agreement between the Agent and the Company and to be effective any modification of this Agreement must be in writing and signed by the party to be charged thereby.

5.05 COUNTERPARTS

This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument. A faxed signature shall be accepted as an original.

5.06 RELATIONSHIP OF THE PARTIES

The Company and the Agent acknowledge that the Agent is a wholly owned subisidiary of a Hong Kong company which the President of the Company, Leo Young, wholly owns. This relationship will be disclosed to the Board of Directors in the any resolution of the Board of Directors of the Company approving this Agreement.

5.06 INDEPENDENT LEGAL ADVICE

The Agent hereby acknowledges that it has acted for itself in the preparation and negotiation of this Agreement and acknowledges that it has been advised to seek independent legal counsel and review of this Agreement prior to its execution. CD Farber Law Corporation has acted for the Company only in the preparation of this Agreement.

IN WITNESS WHEREOF the parties have executed this Agreement effective April 10, 2006 although executed thereafter on July 18, 2006

SOLAR ENERTECH CORP. by its authorized signatory:

“Fang Xie”
_______________________________

“Leo Shi Young”
_______________________________
InfoTech (Shanghai) Solar Technologies Ltd.